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Exhibit 5.4

AUDITORS' CONSENT

        We hereby consent to the inclusion in this Registration Statement on Form F-10 of our report dated September 16, 2004 relating to the consolidated financial statements of Gammon Lake Resources Inc. for the year ended July 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ GRANT THORNTON LLP Grant Thornton LLP Independent Chartered Accountants

Halifax, Nova Scotia
December 17, 2004

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  Exhibit 5.4